Exhibit 99.2

Acer Therapeutics Receives $1 Million Capital Infusion from Chief Executive Officer and Founder

Promissory note extends cash runway into early Q3 2023

OLPRUVA™ expected to be available by prescription in the U.S. beginning July 5th

NEWTON, MA – June 26, 2023 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious, rare and life-threatening diseases with significant unmet medical needs, today announced it has received $1,000,000 in funding in exchange for the issuance of an unsecured, subordinated promissory note for that principal amount to Christopher Schelling, the Company’s Chief Executive Officer and Founder, a member of the Company’s Board of Directors, and the beneficial owner of more than 10% of the Company’s outstanding common stock. Acer expects receipt of this funding to extend its cash runway into early Q3 2023.

“This capital infusion will provide additional runway and allow us to continue to execute on our OLPRUVA™ launch and provide additional working capital for the ongoing clinical development of EDSIVO™ and other ongoing initiatives,” said Mr. Schelling. “We expect OLPRUVA™ will be available by prescription beginning July 5 in the U.S. for the treatment of urea cycle disorders (UCDs), involving deficiencies of carbamylphosphate synthetase (CPS), ornithine transcarbamylase (OTC), or argininosuccinic acid synthetase (AS).”

The principal amount of the promissory note will accrue interest at a rate of 6% per annum, and all principal and accrued interest will be due and payable on the maturity date on August 21, 2023.

About Acer Therapeutics

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. In the U.S., OLPRUVA™ (sodium phenylbutyrate) is approved for the treatment of urea cycle disorders (UCDs) involving deficiencies of carbamylphosphate synthetase (CPS), ornithine transcarbamylase (OTC), or argininosuccinic acid synthetase (AS). Acer is also advancing a pipeline of investigational product candidates for rare and life-threatening diseases, including: OLPRUVA™ (sodium phenylbutyrate) for treatment of various disorders, including Maple Syrup Urine Disease (MSUD); and EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation. For more information, visit www.acertx.com.

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, statements about the sufficiency and duration of the Company’s cash and cash equivalents and statements about OLPRUVA™ launch activities, including timing thereof. Our efforts to commercialize OLPRUVA™ for oral suspension in the U.S. for the treatment of certain patients with UCDs involving deficiencies of CPS, OTC, or AS are at an early stage, we currently do not have fully developed marketing and sales capabilities, and there is no guarantee that we will be successful in our commercialization efforts. Our pipeline products (including OLPRUVA™ for indications other than UCDs) are under investigation and their safety and efficacy have not been established and there is no guarantee that any of our investigational products in development will receive health authority approval or become commercially available for the uses being investigated. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to fund the Company’s various product candidate development programs, to fund the Company’s commercialization efforts for OLPRUVA™ for oral suspension in the U.S. for the treatment of certain patients with UCDs involving deficiencies of CPS, OTC, or AS, and to meet the Company’s business objectives and operational requirements, and risks and uncertainties associated with drug development and the regulatory approval process, including the timing and requirements of regulatory actions. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may access these documents for no charge at http://www.sec.gov.

Corporate and IR Contacts

Jim DeNike

Acer Therapeutics Inc.

jdenike@acertx.com

+1-844-902-6100

Nick Colangelo

Gilmartin Group

nick@gilmartinIR.com

+1-332-895-3226